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                                                                    Exhibit 23.3

                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 20,1998, on the Tower Operations of Southern Communications Services, Inc. and to all references to our Firm included in or made a part of this Registration Statement.

Arthur Andersen LLP

Atlanta, Georgia
April 1, 1998